Investor Contact:                                         Company Contact:
Neil Berkman                                              Y.P. Chan
Berkman Associates                                        Interim CEO
(310) 277 - 5162                                          (954) 596 - 1000
info@BerkmanAssociates.com                                www.SingingMachine.com

                              FOR IMMEDIATE RELEASE

                Receives Notice From The American Stock Exchange
               of Failure to Satisfy Certain Listing Standards and
                    Announces Its Receipt of An Audit Opinion
                  Which Contained A Going Concern Qualification

    Coconut Creek, FL, July 22, 2005 -- The Singing Machine Company (AMEX: SMD) announced today that it has received notice from The American Stock Exchange (the "Amex") that the Company has fallen below the continued listing standards of the Amex and that its listing is being continued pursuant to an extension.

    Specifically, for the fiscal year ended March 31, 2005, the Company was not in compliance with the minimum shareholders' equity requirement of $2,000,000, and had reported net losses in each of the past two fiscal years, resulting in the Company's non-compliance with Sections 1003(a)(i) and 1003(a)(iv) of the Amex Company Guide. In addition, the Company failed to announce in a press release, as required by Section 610(b) of the Amex Company Guide, that it received an audit opinion which contained a going concern qualification as disclosed in its Form 10-K for fiscal 2005 that was filed on June 29, 2005.

    In order to maintain its Amex listing, the Company intends to submit a plan by August 18, 2005 advising the Amex of actions it will take, which may allow it to regain compliance within a maximum of 18 months and 12 months from July 18, 2005, respectively. The Listings Qualifications Department will evaluate the plan, and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance. If the plan is accepted, the Company may be able to continue its listing during the plan period of up to 18 months, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.

    In addition, the Company was notified by the Amex that it is not in compliance with Section 301 of the Company Guide, which requires that a listed company file a Listing of Additional Shares application with the Amex for approval, prior to the issuance of additional securities. The Company will submit by August 1, 2005 a Listing of Additional Shares application for all the shares it has issued without the Amex's approval, which the Company estimates amounts to approximately 277,778 shares of its Common Stock.

    As a consequence of falling below continued listing standards, by July 23, 2005, the Company will be included in a list of issuers that are not in compliance with the Amex's continued listing standards, and the Company's trading symbol SMD will become subject to the extension .BC to denote its noncompliance. This indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

About The Singing Machine

    Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.
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Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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